LOCK-UP LETTER AGREEMENT

Westminster Securities Corporation
100 Wall Street, 7th Floor
New York, NY 10005

Ladies and Gentlemen:

The undersigned understands that you propose to act as placement agent in connection with a private placement (the “Offering”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of China Clean Energy Inc., a Delaware corporation (the “Company”) and warrants to purchase shares of Common Stock of the Company. The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing, the undersigned hereby irrevocably agrees that, without the prior written consent of Westminster Securities Corporation (the “Placement Agent”), the undersigned will not, directly or indirectly, offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) 85% of any shares of Common Stock held on the date hereof (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (such shares or securities, the “Beneficially Owned Shares”)) or announce any intention to do any of the foregoing, for a period commencing on the date hereof and ending on the eighteen (18) month anniversary of the closing of the Offering (the “Lock-Up Period”). Furthermore, the undersigned hereby irrevocably agrees that, without the prior written consent of the Placement Agent, the undersigned will not, directly or indirectly, offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) the remaining 15% of its Common Stock holdings on the date hereof (including, without limitation, any Beneficially Owned Shares) or announce any intention to do any of the foregoing, for a period commencing on the date hereof and ending on the earlier of (i) the 90th day following the date that each share of Common Stock issued in the Offering, and each share of Common Stock underlying the warrants issued in the Offering, has been registered for resale with the Securities and Exchange Commission pursuant to an effective registration statement or (ii) such date that each share of Common Stock issued in the Offering, and each share of Common Stock underlying the warrants issued in the Offering, may be resold pursuant to Rule 144 of the Securities Act of 1933, as amended, without limitation.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. In addition, the undersigned agrees that, without the prior written consent of the Placement Agent, it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned may transfer any Beneficially Owned Shares or Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestate, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust, partnership or the limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to the extent applicable, as distributions to a wholly-owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, provided, however, that (A) it shall be a condition to such transfer that the transferee (if not already subject to this Lock-Up Letter Agreement) execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Letter Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Letter Agreement, and (B) such transfer shall not involve a disposition for value, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), or (vi) with the prior written consent of the Placement Agent. For purposes of this Lock Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

It is understood that, if the Company notifies the Placement Agent that it does not intend to proceed with the Offering, then the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Placement Agent will proceed with the Offering in reliance on this Lock-Up Letter Agreement and the representations set forth herein. Whether or not the Offering actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. The undersigned further confirms that the agreements of the undersigned herein are irrevocable and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Title:

Company affiliation:

Officer ☐	Director ☐	5% Stockholder ☐

Dated: _______________

Acknowledged and Agreed:

CHINA CLEAN ENERGY INC.

By:______________________________
Name: Gary Zhao
Title: Chief Financial Officer

Dated:_______________